UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 11, 2010

PREMIER HOLDING CORP.
(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

4705 West Addisyn Court

                       Visalia, CA 93291
(Address of principal executive offices)

              559-732-8177
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 9, 2010, the Registrant’s independent accountant informed the Registrant that it would not stand for re-election.  On June 11, 2010, Registrant engaged M&K CPAS, PLLC, 13831 Northwest Freeway, suite 575, Houston, TX 77040.   Besides a standard going concern qualification, the former principal accountant’s report on the financial statements for the both of the two past fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.  The decision to change accountants was approved by the registrant’s board of directors.  During the two most recent fiscal years and the subsequent interim period through May 9, 2010, when our former auditor declined to stand for re-election, there have been no disagreements with the former accountant on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in its report.

On June 29, 2010, the registrant received a letter regarding the change of accountants from its former accountant, which letter is attached hereto as Exhibit 16.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 16.1: Letter of Former Accountant regarding Change of Accountants, dated June 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2010	PREMIER HOLDING CORP. By: Jack Gregory /s/ Jack Gregory Chief Executive Officer

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